Exhibit 10.3

CONSENT UNDER NOTE PURCHASE AGREEMENT

THIS CONSENT UNDER NOTE PURCHASE AGREEMENT (this “Consent”) is dated as of the 24th day of October, 2016 among INTERNATIONAL TEXTILE GROUP, INC., a Delaware corporation (the “Company”), and the Purchasers signatory hereto (the “Purchasers”). Unless otherwise specified herein, capitalized terms used in this Consent shall have the meanings ascribed to them in the Note Purchase Agreement (as hereinafter defined).

W I T N E S S E T H :

WHEREAS, the Company and the Purchasers (as successors-in-interest to the purchasers originally party thereto) entered into that certain Senior Subordinated Note Purchase Agreement dated as of June 6, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”);

WHEREAS, certain WLR Affiliates intend to enter into a Securities Purchase Agreement (the “Securities Purchase Agreement”) among Project Ivory Merger Corporation (the “Equity Purchaser”), Project Ivory Acquisition, LLC (the “Tranche B Purchaser”), and the various WLR Affiliates listed as sellers therein, including WLR Recovery Fund IV, L.P., as representative for the sellers (collectively, the “Sellers”), pursuant to which, among other things, (i) the Equity Purchaser will acquire all of equity securities of the Company held by the Sellers, which securities constitute not less than a majority of the total equity interests of the Company, and (ii) the Tranche B Purchaser will acquire all of the Tranche B Notes held by the Purchasers, in each case, in accordance with and subject to the terms and conditions of the Securities Purchase Agreement;

WHEREAS, in connection with the execution and delivery of the Securities Purchase Agreement, the Company intends to execute and deliver a separate Agreement of Plan and Merger among the Company, Ivory Intermediate Holding II Corporation (“Holding II”) and the Equity Purchaser (the “Merger Agreement”; the transactions contemplated by the Securities Purchase Agreement, the Merger Agreement and the various other documents and agreements executed in connection therewith are collectively referred to herein as the “Change of Control Transaction”), pursuant to which, among other things, Equity Purchaser will acquire all of the remaining equity securities of the Company through a merger of Equity Purchaser with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Holding II (the “Merger”);

WHEREAS, in connection with the Change of Control Transaction, the Company has requested and the Purchasers party hereto have agreed to consent to the Change of Control Transaction subject to the terms hereof;

NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Company and the Purchasers party hereto hereby covenant and agree as follows:

1. Consent. Effective upon satisfaction of the conditions to effectiveness set forth in Section 7 hereof, each of the Purchasers party hereto hereby consents to the Change of Control Transaction, including, without limitation, the Merger, and each hereby waives any Default or Event of Default that may otherwise have occurred as a result of a violation of the Note Purchase Agreement (including, without limitation, any violation of Section 11.2 of the Note Purchase Agreement) solely as a result of the consummation of the Change of Control Transaction.

2. Effect of Consent. Except as set forth expressly hereinabove, all terms of the Note Purchase Agreement and the other Financing Documents shall be and remain in full force and effect, and are hereby ratified and confirmed. The Consent set forth in Section 1 hereof shall relate only to the Change of Control Transaction. Notwithstanding the foregoing, the Consent hereby granted by the Purchasers shall not (i) apply to any other past, present or future noncompliance with any provision of the Note Purchase Agreement or any of the other Financing Documents, (ii) impair or otherwise adversely affect the Purchasers’ right at any time to exercise any right or remedy in connection with the Note Purchase Agreement or any of the other Financing Documents, or (iii) amend, modify or otherwise alter any provision of the Note Purchase Agreement or any of the other Financing Documents except as expressly provided herein.

3. Ratification and Reaffirmation. The Company hereby restates, ratifies and reaffirms each and every term, covenant and condition set forth in the Note Purchase Agreement and the other Financing Documents effective as of the date hereof.

4. Counterparts. This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts and transmitted by facsimile to the other parties, each of which when so executed and delivered by facsimile shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

5. Section References. Section titles and references used in this Consent shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

6. Governing Law. THIS CONSENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS THEREOF, BUT OTHERWISE WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES OF THE LAW THEREOF.

7. Conditions Precedent. This Consent shall become effective only upon execution and delivery thereof by the Company and the Required Holders.

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IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the date first above written.

COMPANY:

INTERNATIONAL TEXTILE GROUP, INC.

By:	/s/ Craig J. Hart
Name:	Craig J. Hart
Title:	Vice President and Treasurer

PURCHASERS

WLR RECOVERY FUND IV, L.P.

By: WLR RECOVERY ASSOCIATES IV, LLC, its General Partner

By: WL Ross Group, L.P., its managing member

By: El Vedado LLC, its general partner

By:	/s/ Stephen J. Toy
Name: Stephen J. Toy
Title: Manager

WLR IV PARALLEL ESC, L.P.

By: INVESCO WLR IV Associates, LLC,
its General Partner

By: INVESCO PRIVATE CAPITAL, INC., its Managing Member

By:	/s/ Michael Meotti
Name: Michael Meotti
Title: Chief Financial Officer

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